UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2023

Sculptor Diversified Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56566	88-0870670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

9 West 57th Street, 40th Floor New York, NY 10019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 790-0000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to Sculptor Diversified Real Estate Income Trust, Inc.’s (the “Company’s”) right to purchase remaining interests in CapGrow Holdings Member LLC (“CapGrow Member”) as described in the section entitled “Our Property Investments and CapGrow” in the Company’s Registration Statement on Form 10/A (File No. 000-56566) filed on September 13, 2023, which description is incorporated by reference, on October 2, 2023, Sculptor Diversified REIT Operating Partnership LP (the “Operating Partnership”), a subsidiary of the Company, and Sculptor RE Holdings XVII LLC (“Seller”) entered into a Membership Interest Purchase Agreement pursuant to which the Operating Partnership, through the acquisition of additional interests in CapGrow Member, acquired 10.42% of the equity interests in CapGrow Holdings JV, LLC (“CapGrow”) from Seller for approximately $25 million, subject to adjustment for certain proratable items. CapGrow owns a portfolio of primarily single-family homes leased to and operated by care providers that serve individuals with intellectual and developmental disabilities. The transaction increased the Operating Partnership’s indirect controlling interests in CapGrow to 79.64%.

The Seller is an investment fund managed by an affiliate of the Company’s sponsor. The purchase of the additional equity interests in CapGrow was done in accordance with the Company’s affiliate transaction committee’s prior approval of the CapGrow acquisition, including upon the previously negotiated terms for additional acquisitions of CapGrow through January 3, 2024.

Item 3.02 Unregistered Sales of Equity Securities.

On October 1, 2023, the Company sold an aggregate of 99,347 of its common shares for gross proceeds of approximately $1.1 million, based on net asset value per share as of August 31, 2023. The offer and sale of these shares were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), Regulation D and/or Regulation S thereunder.

The following table details the common shares issued:

	Number of Shares Issued	Considerations
Class FF Common Stock	99,347	$1,050,000
Total	99,347	$1,050,000

Item 7.01. Regulation FD Disclosure.

September 2023 Distributions

On September 29, 2023, the Company declared distributions for each class of its common stock in the amounts per share set forth below:

	Gross Distribution	Distribution Fees(1)	Net Distribution
Class F Common Stock	$0.0625	$—	$0.0625
Class FF Common Stock	$0.0625	$—	$0.0625
_________________________________________________
(1) On October 1, 2023 Class FF shares became subject to an annual distribution fee of 0.50% per annum of the aggregate NAV of our outstanding Class FF shares.

The net distributions for each class of common stock (which represents the gross distributions less distribution fees for the applicable class of common stock) are payable to stockholders of record immediately following the close of business on September 30, 2023 and will be paid on or about October 12, 2023. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sculptor Diversified Real Estate Income Trust, Inc.

By:	/s/ Dava Ritchea
Name:	Dava Ritchea
Title:	Chief Financial Officer

Date:	October 4, 2023